Exhibit 10.2

                              ONSITE ACCESS, INC.

                                VOTING AGREEMENT


    This Voting Agreement (the "Agreement") is made and entered into April 16, 1999 by and among OnSite Access, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (each an "Investor" and collectively, the "Investors").

                                   AGREEMENT

The parties hereby agree as follows:

    1. BOARD REPRESENTATION.

       (a) With respect to the six (6) members of the Company's Board of Directors the Company's Certificate of Incorporation provides are to be elected by the holders of the Company's Series C Convertible Redeemable Preferred Stock ("Preferred Stock"), the Investors agree to vote or act with respect to the shares of Preferred Stock owned by them and to cause the directors designated by each of them to act so as to elect (or appoint to fill a vacancy): (i) one
(1) member of the Company's Board of Directors designated by Spectrum Equity Investors III, L.P. ("Spectrum"), (ii) one (1) member of the Company's Board of Directors designated by JP Morgan Investment Corporation ("JP Morgan"), (iii) one (1) member of the Company's Board of Directors designated by Crosspoint Venture Partners ("Crosspoint"), (iv) two (2) members of the Company's Board of Directors designated by RSI-OnSite Holdings LLC ("RSI") and (v) a person independent of the Company, its Subsidiaries and, to the knowledge of Spectrum, JP Morgan, Crosspoint, RSI and Jon Halpern, all shareholders of the Company, and who is familiar with the industry in which the Company operates, selected by Spectrum, JP Morgan, Crosspoint, RSI and Jon Halpern, by a vote of a majority of the shares of Preferred Stock held by all of them (the "Independent Director") (collectively, the "Investor Directors").

       (b) The Board of Directors shall designate a Compensation Committee and an Audit Committee, and the Investors agree to cause the directors designated by each of them or their affiliates to act so as to establish these committees consisting of three (3) directors and to appoint to these committees (i) one director to be designated by Spectrum, JP Morgan and Crosspoint, by a vote of a majority of the shares of Preferred Stock held by all of them, (ii) one director to be designated by RSI and (iii) one director to be designated by the Board of Directors as a whole by a vote of the majority of the authorized number of directors. Any party or parties with a right to designate a director to the Compensation Committee pursuant to this Section 1(b) shall have the right to remove such director, and the Investors agree to cause the directors designated by each of them, to the extent permitted by applicable law, to cause the removal of such director; PROVIDED that such directors shall not be required to violate their duties under law as a director of the Company.

       (c) The Board of Directors shall designate a Funding Committee, and the Investors agree to cause the directors designated by each of them or their affiliates to act so as to establish these committees consisting of three (3) directors and to appoint to these committees (i) one director to be designated by Spectrum, JP Morgan and Crosspoint, by a vote of a majority of the shares of Preferred Stock held by all of them, (ii) one director to be designated by RSI and (iii) the Management Director (as defined in Section 1(d) hereof). Any party or parties with a right to designate a director to the Funding Committee pursuant to this Section 1(c) shall have the right to remove such director, and the Investors agree to cause the directors designated by each of them, to the extent permitted by applicable law, to cause the removal of such director; PROVIDED that such directors shall not be required to violate their duties under law as a director of the Company.

       (d) With respect to the one (1) member of the Company's Board of Directors the Company's Certificate of Incorporation provides are to be elected by the holders of Common Stock (including Common Stock, if any, issuable upon conversion of Preferred Stock), the Investors agree to vote or act with respect to their shares of Preferred Stock having the right to vote with the Common Stock and Common Stock of the Company and to cause the directors designated by each of them to act so as to elect (or appoint to fill a vacancy) as a member of the Company's Board of Directors the Company's Chief Executive Officer or, if there is then no Chief Executive Officer, the President (the "Management Director").

       (e) The Company agrees to reimburse the Investor Directors and the Independent Director and Jon Halpern (or his representative) for reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors. In addition, so long as Mr. Halpern (or his representative) is not a board member, but is invited to attend meetings of the Board of Directors and committees thereof pursuant to paragraph (f) below, Mr. Halpern shall be compensated (whether in cash or options or other equity securities) to the same extent as the Investor Directors.

       (f) Jon Halpern (or his representative) shall be invited to attend all meetings of the Board of Directors and committees (and any executive sessions) thereof and will be provided information and copies of written materials provided to all members of the Board of Directors or any committee thereof at the same time and in the same manner that such materials are provided to the members of the Board of Directors or any committee thereof. The Investors will nominate Jon Halpern to the Board of Directors and agree to vote on or act with respect to their shares of Preferred Stock having the right to vote with the Common Stock and Common Stock of the Company to elect Jon Halpern to the Board of Directors:

           (i) if any seat committed to the designee of an Investor (or the designee of an Investor's affiliate) becomes vacant and such Investor (or its designee) is no longer entitled to designate the individual to fill such director seat, unless one (but only one) such seat that becomes available is made available to a person described in Section 1(f)(ii)(C) hereof; or

           (ii) if the size of the Board of Directors is increased and any additional seat thereby created is not made available to

               (A) a person appointed by a new investor in the Company that holds an aggregate investment in the Company in excess of the investment held by Mr. Halpern and entities he controls, or

               (B)  a person appointed by a strategic investor in the Company;
                    or

               (C) a person who is either (i) appointed by RSI or (ii) unaffiliated with (and is not a member of) management of the Company and who is unaffiliated with the Investors; or

               (D) a person appointed by a new investor in the Company, but only in the case of a new investor that invests in the Company after the Investors have purchased $60 million of Company securities pursuant to the Series B, Series C and Series D Stock Purchase Agreement, dated the date hereof, among the Company, the Investors and certain other parties.

    2. CHANGE IN NUMBER OF DIRECTORS. The Investors will not vote for any amendment or change to the Bylaws or Certificate of Incorporation of the Company providing for the election of more or less than seven (7) directors, or any other amendment or change to the Bylaws or Certificate of Incorporation of the Company inconsistent with the terms of this Agreement, unless such amendment or change is approved by (a) Investors holding at least eighty-five percent (85%) of the Preferred Stock and (b) RSI.

    3. LEGENDS. Each certificate representing shares of the Company's capital stock held by Investors shall be endorsed by the Company with a legend reading as follows: "The Shares evidenced hereby are subject to a Voting Agreement by and among the Company and the Investors (a copy of which may be obtained from the COMPANY), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Voting Agreement."

    4. TERMINATION. This Agreement shall terminate upon the earlier of (a) the consummation of the Company's initial public offering on a firm commitment underwriting basis of any of its Common Stock (i) based upon a Company valuation exceeding Three Hundred Million Dollars ($300,000,000) prior to the offering, (ii) resulting in gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000), and (iii) managed by a nationally recognized underwriter reasonably acceptable to the Investors; or (b) ten (10) years from the date hereof.

    5. AMENDMENTS; WAIVERS. Any term hereof may be amended or waived with the written consent of Investors holding at least eighty-five percent (85%) of the Preferred Stock; PROVIDED, HOWEVER, notwithstanding the foregoing, Sections 1(e) and 1(f) hereof may not be amended without the prior written consent of Veritech Ventures LLC. Any amendment or waiver effected in accordance with this
Section 5 shall be binding upon the Company and the Investors, and each of their respective successors and assigns.

    6. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth on the books of the Company, or as subsequently modified by written notice.

    7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

    8. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

    9. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    10. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. An investor may assign its rights hereunder only to (i) any of its affiliates as defined in Rule 405 promulgated under the Securities Act of 1933 or (ii) with the consent of Investors holding at least eighty-five percent (85%) of the Preferred Stock. Any Investor who transfers any of its interest in the Company's Common Stock or Preferred Stock and thereafter (together with its affiliates) no longer holds at least five percent (5%) of the Company's Common Stock (assuming the conversion of Preferred Stock convertible into Common Stock) will no longer have any rights to designate directors under this Agreement but shall be obligated to vote as provided herein; PROVIDED, HOWEVER, that with respect to any provisions of this Agreement requiring the vote or consent of an Investor, in the event of any assignment of this Agreement by an Investor to permitted assignees in accordance with the terms hereof, such Investor and its permitted assignees shall designate one holder of the Preferred Stock (or Common Stock issued in respect thereof) originally held by the Investor as a representative for purposes of all consents and determinations hereunder. Any attempted assignment of this Agreement in violation of the terms of this Section 10 shall be void AB INITIO. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    11. ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements (including all fees, costs and expenses of appeals) in addition to any other relief to which such party may be entitled.

                            [Signature Page Follows]

    The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:

ONSITE ACCESS, INC.

By:______________________
Title:__________________
Address:

680 Fifth Avenue
New York, New York 10019

INVESTORS:

SPECTRUM EQUITY INVESTORS III, L.P.

By:      Spectrum Equity Associates III, L.P.,
         its General Partner

By:      _____________________________________
         Name:
         Title:

JP MORGAN INVESTMENT CORPORATION

By:     ____________________________________
        Name:
        Title:


CROSSPOINT VENTURE PARTNERS




By:     ____________________________________



RSI-ONSITE HOLDINGS LLC

By:      Reckson Service Industries, Inc.,
         its sole member


By:      ____________________________________


VERITECH VENTURES LLC



By:      ____________________________________

                                   EXHIBIT A

                                   Investors

Spectrum Equity Investors III, L.P.

JP Morgan Investment Corporation

Crosspoint Venture Partners

RSI-OnSite Holdings LLC

Veritech Ventures LLC